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                                                                   EXHIBIT 10.15


                                                                  EXECUTION COPY

                                OPTION AGREEMENT


                  This OPTION AGREEMENT is made as of November __, 1996, between Sleepmaster Holdings L.L.C., a New Jersey limited liability company (the "Company"), and James Koscica ("Grantee"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in
Article I.

                  In order to advance the Company's best interests by providing additional incentives to certain key employees of the Company and its Subsidiaries, the Company wishes to grant options to purchase additional ownership interests in the Company subject to the terms and conditions of this Agreement.

                                    Article I
                                   Definitions

                  For purposes of this Agreement the following terms are defined as follows:

                  "Achieved Result" means, with respect to any Vesting Date:

(1) the product of (x) the arithmetic average of Actual EBITDA for each of the two previous Fiscal Years prior to such Vesting Date and (y) seven;

minus (2) the sum of (A) all outstanding Indebtedness of the Company and its Subsidiaries as of the Vesting Date and, (B) the liquidation value of the Preferred Interests outstanding on such Vesting Date.

                  "Actual EBITDA" means the Company's and Sleepmaster L.L.C.'s ("Sleepmaster's") consolidated EBITDA for a particular Fiscal Year as set forth on the Company's audited consolidated financial statements for such Fiscal Year; provided, that for purposes of calculating the Company's and Sleepmaster's consolidated EBITDA for a particular Fiscal Year, the Company shall give effect to any acquisition of all of the capital stock or all, or substantially all, of the consolidated assets of an unaffiliated Person (an "Acquired Business") by the Company or Sleepmaster (whether such Acquired Business was acquired by means of a merger, consolidation, asset purchase, security purchase or otherwise) on an actual basis, as though such acquisition had occurred on the first day of such Fiscal Year.

                  "Board" means the Board of Advisors of the Company.

                  "Cause" means (i) a breach of Grantee's covenants under this Agreement or any other agreement with the Company or its Subsidiaries and such breach shall not have been cured within 30 days after written notice to Grantee,
(ii) the commission by Grantee of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or any of its Subsidiaries, or (iii) Grantee's repeated wilful failure to comply with the reasonable and lawful written directives of the Board.

                  "Class A Common" means the Company's Class A Common Interests, or if the Class A Common is hereafter exchanged into or exchanged for different units or securities of the Company, such other units or securities, all as adjusted for any unit split, unit dividend, combination, exchange, conversion, recapitalization, merger, consolidation or reorganization.
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                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Committee" means the Compensation Committee or such other committee of the Board as the Board may designate or, if for any reason the Board has not designated such a committee, the Board. The Committee, if other than the Board, shall be composed of two or more directors as appointed from time to time by the Board.

                  "Common Interests" means the Class A Common and the Company's Class B Common Interests, or if the outstanding Common Interests are hereafter changed into or exchanged for different interests or securities of the Company, such other interests or securities.

                  "Disability" shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of Grantee to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company or a Subsidiary of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

                  "EBITDA" means, for any period determined on a consolidated basis, (a) net income determined in conformity with United States generally accepted accounting principles; plus, (b) to the extent deducted in determining net income for such period (i) federal and state income taxes, (ii) interest expenses , (iii) amortization, depreciation, and similar non-cash charges; and minus (c) to the extent included in determining net income for such period, extraordinary or nonrecurring gains as set forth on the Company's consolidated audited financial statement for such period;

                  "Employment Agreement" means the Employment Agreement dated as of November __, 1996 by and among the Company, Grantee, Sleepmaster L.L.C. and Sleep Investor L.L.C.

                  "Expiration Date" means the close of business on November 1, 2006, subject to earlier expiration as provided in Section 5.

                  "Fair Market Value" per unit on any given date, means the fair market value of such unit as shall be determined by the Committee or the Board in its good faith business judgment.

                  "Family Group" means Grantee's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Grantee, Grantee's spouse, and/or their descendants.
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                  "Fiscal Year" means, for the Company, a twelve month
accounting period ending on the last day of December in each year.

                  "Form" means those forms of the Internal Revenue Service used by taxpayers to file federal income tax returns or reports required under the Code or applicable Treasury Regulations promulgated thereunder.

                  "Indebtedness" shall mean all indebtedness of the Company or any of its Subsidiaries including, without limitation (i) all obligations for borrowed money or evidenced by bonds, debentures, notes, letters of credit or other similar instruments, (ii) obligations as lessee under capital leases,
(iii) obligations to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (iv) all debt of other Persons guaranteed or otherwise supported by the Company or any of its Subsidiaries, and (v) any interest, principal, prepayment penalty, fees or expenses in respect of items listed in clauses (i) through (iv).

                  "Measurement Date" means the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

                  "Option Shares" means (i) all units of Class A Common issued or issuable upon the exercise of an Option, and (ii) all units of Class A Common issued with respect to the Class A Common referred to in clause (i) above by way of a unit dividend or unit split or in connection with any combination, exchange, conversion, merger, consolidation, recapitalization, or other reorganization affecting the Class A Common. Option Shares will continue to be Option Shares in the hands of any holder other than Grantee (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

                  "Permitted Transferee" means those persons to whom the Grantee is authorized (1) pursuant to terms and conditions of the Securityholders Agreement, to transfer Option Shares, or (2) pursuant to Section 5, to transfer Options.

                  "Preferred Interests" means the Company's Series A Preferred Interests, or if the Series A Preferred Interests are hereafter changed into or exchanged for different interests or securities of the Company, such other interests or securities, and any other Preferred Interests of the Company hereinafter issued.

                  "Sale of the Company" means the sale of the Company, in a single transaction or a series of related transactions, to a third party (which is not an Affiliate of the Investor) pursuant to which such third party proposes to acquire all or substantially all of the outstanding Common Interests (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Interests or otherwise) or all or substantially all of the consolidated assets of the Company or Sleepmaster.
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                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securityholders Agreement" means the Securityholders Agreement dated as of the date hereof by and among Grantee, the Company, Sleep Investor L.L.C. and certain other parties thereto.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company association or other business entity of which (i) if a corporation or a limited liability company, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                  "Termination Date" means the date upon which Grantee's employment with the Company terminated including by reason of death or Disability.

                  "Vesting Date" means either December 31, 1999 or December 31, 2001 as the context requires.


                                   Article II

                  1. Grant of Option. The Company hereby grants to Grantee, as of the date first above written, an option (the "Option") to purchase 106 units of the Company's Class A Common (which number of units may be adjusted as provided in Section 13 below) at the exercise price per unit of $100, subject to the terms and conditions set forth herein. The Option is intended to be a "nonqualified stock option" for purposes of the Code.

                  2.       Vesting of Options.

                           (a)      Except as provided in Section 2(b), no
portion of the Option shall vest prior to December 31, 1999. The Option shall vest based upon the achievement by the Company of certain targets for the 24 month period preceding each Vesting Date as set forth below (each, a "Target"), if as of each such date the Grantee is still employed by the Company or a Subsidiary of the Company. On each Vesting Date 50% of the Option shall vest if as of such
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Vesting Date the Achieved Result equals or exceeds the Target set forth opposite such Vesting Date in the table below:

                                                                                             Percent of Option
       Vesting Date                                   Target                                Subject to Vesting
       ------------                                ------------                           ----------------------
         12/31/99                                  $ 60,000,000                           50% of original Option
         12/31/01                                  $115,000,000                           50% of original Option

provided, that if the Achieved Result at December 31, 1999 does not equal or exceed the Target for such date, but at December 31, 2001 the Achieved Result equals or exceeds $130,000,000, then 100% of the Option shall vest.

                           (b)      (i) In the event of a Sale of the Company at
any time prior to December 31, 1999, if the aggregate cash consideration received by the holders of the Company's Common Interests equals or exceeds either the Target for December 31, 1999 or the Target for December 31, 2001, then the applicable portion(s) of the Option shall vest upon the consummation of such Sale of the Company, and (ii) in the event of a Sale of the Company after December 31, 1999 but before December 31, 2001, if the aggregate cash consideration received by the holders of the Company's Common Interests equals or exceeds the Target for December 31, 2001, then 50% of the Option shall vest upon the consummation of such Sale of the Company; provided, that if a Sale of the Company does not occur prior to December 31, 2001, then this Section 2(b) shall be of no further force or effect.

                           (c)      If as of December 31, 2001 any portion of
the Option has not vested, such portion shall, at the option of the Company, be automatically transferred to the Company without consideration and the Committee (in its sole discretion) may regrant such portion of the Option.

                  3. Conditions to Exercise. Subject to the conditions set forth in this Section 3 and in Section 4 of this Agreement, the Option may be exercised by written notice to the Company's Secretary at any time and from time to time but only to the extent it has become vested. An Option shall not be exercisable, in any event, after the tenth anniversary of the date of grant. Options are subject to cancellation as provided herein. The Option may not be exercised by Grantee until the Company has received payment from the Executive in an amount equal to the full purchase price for the units of Common Interests being acquired hereunder. Payment of such exercise price may be made in cash (including check, bank draft, or money order).

                  4.       Withholding Tax Requirements.

                           (a)      Amount of Withholding. It shall be a
condition to the exercise of any Option that Grantee make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise. The amount of withholding tax required, if any, with respect to any Option exercise (the
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"Withholding Amount") shall be determined by the Treasurer or other appropriate officer of the Company, and Grantee shall furnish such information and make such representations as such officer requires to make such determination.

                           (b)      Withholding Procedure. If the Company
determines that withholding tax is required with respect to any Option exercise, the Company shall notify Grantee of the Withholding Amount, and Grantee shall pay to the Company an amount not less than the Withholding Amount. In lieu of making such payment, the Grantee may pay the Withholding Amount by either (i) delivering to the Company a number of units of Class A Common having an aggregate Fair Market Value as of the Measurement Date not less than the Withholding Amount, or (ii) directing the Company to withhold and not deliver or issue to the Grantee a number of units of Class A Common, otherwise issuable upon the exercise of the Option, having an aggregate Fair Market Value as of the Measurement Date not less than the Withholding Amount. In addition, if the Committee approves, the Grantee may elect pursuant to the prior sentence to deliver or direct the withholding of units of Class A Common having an aggregate Fair Market Value in excess of the minimum Withholding Amount but not in excess of the Grantee's applicable highest marginal combined federal income and state income tax rate, as estimated in good faith by such Grantee. Any fractional interests resulting from the delivery or withholding of units of Class A Common to meet withholding tax requirements shall be settled in cash. All amounts paid to or withheld by the Company and the value of all units of Class A Common delivered to or withheld by the Company pursuant to this Section 4 shall be deposited in accordance with applicable law by the Company as withholding tax for Grantee's account. If the Treasurer or other appropriate officer of the Company determines that no withholding tax is required with respect to the exercise of any Option, but it is determined subsequently that the exercise resulted in taxable income as to which withholding is required (as a result of a disposition of the Option Shares or otherwise), Grantee shall promptly, upon being notified of the withholding requirement, pay to the Company (by means acceptable to the Company) the amount required to be withheld, and the Company may, at its election, condition any transfer of Option Shares issued upon exercise of the Option upon receipt of such payment.

                           (c)      Notification of Inquiries and Agreements.
Grantee and each Permitted Transferee shall notify the Company in writing within 10 days after the date Grantee or any such Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing, or other similar agreement) to include in gross income with respect to any Option granted under this Agreement (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to the Grantee by the Company, or (B) if the Grantee received no such Form, any amount; or
(iii) sells, disposes, or otherwise transfers Option Shares acquired pursuant to this Agreement. Upon request, Grantee or any such Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.
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                  5.       Expiration of Options. Any part of any Option that
was not vested and exercisable on Grantee's Termination Date shall expire and be forfeited on such date, and any part of any Option that was vested and exercisable on Grantee's Termination Date shall also expire and be forfeited; provided, however, that if Grantee (i) dies or becomes subject to any Disability, the part of the Option that is vested and exercisable shall expire 180 days from the date of death or Disability, but in no event after the Expiration Date, (ii) retires (with the approval of the Committee), the part of the Option that is vested and exercisable shall expire 90 days from the date of retirement, and (iii) is discharged other than for Cause, the part of the Option that is vested and exercisable shall expire 30 days from the date of discharge, but in no event after the Expiration Date. In the event of the death of Grantee, Options that are not vested and exercisable on the date of death shall terminate and Options that are vested as of the date of death may be exercised by only the executor or administrator of Grantee's estate or the person or persons to whom Grantee's rights under the Options pass by will or by the laws of descent and distribution. In the event that Grantee (or Grantee's executor, administrator or permitted successor as described in the immediately preceding sentence) exercises any vested Option following Grantee's Termination Date, the repurchase right of the Company and Sleep Investor L.L.C. set forth in Section 8 of the Employment Agreement shall be extended for a period of sixty (60) days.

                  6. Right to Repurchase Option Shares Upon Termination of Employment. In the event Grantee's employment with the Company is terminated for any reason (including death or Disability), the Option Shares actually issued (whether held by Grantee or one or more Permitted Transferees and including any Option Shares acquired subsequent to such termination of employment) will be subject to repurchase by the Company pursuant to the terms and conditions of
Section 8 of Grantee's Employment Agreement and shall be deemed "Vested Interests" for all purposes thereunder (including, without limitation, Section 8(f) of the Employment Agreement).

                  7. Restrictions on Transfer of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by Grantee, except by will or by the laws of descent and distribution and is exercisable during Grantee's lifetime only by Grantee (or, if Grantee is incapacitated, by Grantee's legal guardian or legal representative). If Grantee or anyone claiming under or through Grantee attempts to violate this Paragraph 7, such attempted violation shall be null, void, and without effect, and the Company's obligation hereunder shall terminate.

                  8. Restrictions on Transfer of Option Shares. Except as provided in the Securityholders Agreement and subject to Section 16 hereof, the Grantee may not sell, pledge, or otherwise transfer any interest in any Option Shares.

                  9. Administration. Any action taken or decision made by the Company, the Board, or the Committee or its delegates arising out of or in connection with the construction,
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administration, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive, and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken by the Company, the Board, or the Committee or its delegates with respect to this Agreement.

                  10. Rights as Securityholder. Unless and until a certificate or certificates representing the Option Shares shall have been issued to Grantee, Grantee shall not be a securityholder or have any of the rights or privileges of a securityholder of the Company with respect to units of Common Interests acquired upon exercise of the Option. Once a certificate or certificates representing the Option Shares have been issued to Grantee, the securities underlying such certificate or certificates shall be (i) "Executive Interests" for all purposes of the Securityholders Agreement and (ii) "Executive Securities" for all purposes of Grantee's Employment Agreement, and with respect to such securities, Grantee shall have all of the rights and obligations thereunder.

                  11. Investment Representation. Grantee hereby acknowledges that the Option Shares that Grantee may acquire by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged, or hypothecated in the absence of an effective registration statement for the Option Shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Grantee also agrees that the Option Shares that Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.

                  12. Listing, Registration, and Legal Compliance. If at any time the Committee, in its discretion, determines that the listing, registration, or qualification of the Option Shares upon any securities exchange or under any state or federal securities or other law or regulation, or the consent, or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or the purchase or issuance of Option Shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Grantee agrees to supply the Company with such certificates, representations, and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent, or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may impose, at any time, any limitations upon the exercise of Options that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without Grantee's consent,
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so reduce such period on not less than 15 days' written notice to the holders thereof.

                  13. Adjustments. In the event of a reorganization, recapitalization, unit dividend, unit split, or such other combination or other change in the units of Class A Common, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, and as such Board or Committee determines in good faith to be appropriate, adjust
(1) the number and type of units as to which options may be granted under the Plan, (2) the number and type of units covered by outstanding Options, (3) the exercise price specified herein, and (4) other provisions of this Agreement specifying a number or percentage of units.

                  14. Rights of Grantee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate Grantee's employment at any time (with or without Cause), or to confer upon Grantee any right to continue in the employ of the Company or any Subsidiary for any period of time, or to continue to receive Grantee's current (or other) rate of compensation.

                  15. Amendment of Outstanding Options. The Committee may amend or modify any Option; provided, however, that except as expressly contemplated elsewhere herein, no amendment or modification shall impair the rights of Grantee without the consent of Grantee unless the holders of 80% of all Options (based upon the number of Option Shares to be obtained upon exercise) granted by the Company pursuant to the Option Agreements consent to such amendment in writing and such amendment affects all Grantees under the Option Agreements similarly. No amendment or modification to this Option Agreement shall be valid without the prior written consent of Sleep Investor L.L.C.

                  16. Restricted Securities. All Class A Common issued pursuant to the terms of this Agreement shall constitute "restricted securities," as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom. In connection with any such transfer, the Company may require the transferor to provide a written opinion of counsel to the effect that such transfer complies with the Securities Act and other applicable securities laws. If the units are certificated, certificates representing the Option Shares shall bear the following legends:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
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                  ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN
                  REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION GRANT MADE BY THE COMPANY, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  In addition, Grantee agrees by acceptance of the Option not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten registration, except as part of such underwritten registration if otherwise permitted.

                  17. Notices. Any notice hereunder to the Company shall be addressed to the attention of the president of the Company, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of the Company or Grantee to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

                  18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

                  19. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, THAT ANY QUESTIONS REQUIRING INTERPRETATION OF THE LAWS GOVERNING LIMITED LIABILITY COMPANIES SHALL BE GOVERNED BY THE NEW JERSEY LIMITED LIABILITY COMPANY ACT.


                                    * * * * *
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                  IN WITNESS WHEREOF, the Company and Grantee have executed this
Option Agreement as of the date first above written.

                                        SLEEPMASTER HOLDINGS L.L.C.



                                        Name:
                                        Title:



                                        GRANTEE




                                        Employee's Signature



                                        Name of Employee (Print)


Accepted and agreed
  solely for purposes
  of Section 15 hereof

SLEEP INVESTOR L.L.C.


By:__________________________
      Name:
      Title: